EX-99.23.j
                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our report dated August 30, 2001 and to all references to our firm included in or made a part of this Post-Effective Amendment No. 13 to the Registration Statement of Analysts Investment Trust on Form N-1A (file No. 33-64370), including the references to our firm under the heading "Financial Highlights" in the Prospectus and under the heading "Accountants" in the Statement of Additional Information.


/s/
Berge & Company LTD.
September 28, 2001




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